Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-98041 and
333-63890) and Form S-8 (File Nos. 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our report dated October 31, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Diego, California

October 31, 2003